UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 18, 2015
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ASCENT SOLAR TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

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Delaware	001-32919	20-3672603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Grant Street Thornton, Colorado	80241
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (720) 872-5000
Not Applicable
Former name or former address, if changed since last report
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on June 18, 2015, the Company received notice from The NASDAQ Stock Market (“Nasdaq”) that, because the closing bid price for the Company’s common stock had fallen below $1.00 per share for 30 consecutive business days, the Company no longer complied with the minimum bid price requirement for continued listing on the Nasdaq Capital Market.

Pursuant to Nasdaq Marketplace Rule 5810(c)(3)(A), the Company was provided an initial compliance period of 180 calendar days, or until December 15, 2015, to regain compliance with the minimum bid price requirement. To regain compliance, the closing bid price of the Company’s common stock had to meet or exceed $1.00 per share for a minimum of 10 consecutive business days prior to December 15, 2015.

On December 16, 2015, the Company received notice from Nasdaq stating that because the Company had not regained compliance with the minimum bid price requirement for continued listing, the Company's common stock would be subject to delisting unless the Company requested a hearing before a Nasdaq Hearings Panel (the "Panel").

The Company has requested a hearing before the Panel, which stays any delisting action in connection with the notice and allows the continued listing of the Company's common stock on The Nasdaq Capital Market until the Panel renders a decision subsequent to the hearing. The hearing has been scheduled for February 11, 2016. At the hearing, the Panel will consider the Company’s pending non-compliance with (i) the minimum bid price requirement and also (ii) the $35 market value of listed securities requirement.

At the hearing, the Company intends to present a plan to regain compliance with all both listing rules and request that the Panel allow the Company additional time within which to regain compliance.

While the Company believes that it will be able to present a viable plan to regain compliance, there can be no assurance that the Panel will grant the Company's request for continued listing on The Nasdaq Capital Market, or that the Company's plans to exercise diligent efforts to maintain the listing of its common stock on Nasdaq will be successful.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 15, 2015, the Company's board of directors adopted a resolution amending Section 2.5 of the Company's Bylaws in order to allow the chairman of a stockholder meeting (in addition to those stockholders present in person or represented by proxy) to vote to adjourn a stockholder meeting if a quorum is not present or represented at such stockholder meeting. The Bylaws previously had provided that only the stockholders could vote for an adjournment under such circumstances. A copy of the Bylaw amendment is filed as an exhibit hereto.

 Item 5.07. Submission of Matters to a Vote of Security Holders.
The Company held a Special Meeting of Stockholders (“Special Meeting”) on December 18, 2015. The Special Meeting was originally scheduled for December 15, 2015, but was adjourned to December 18, 2015 due to a lack of quorum. At the Special Meeting, the stockholders approved Proposals 1, 2, 3, and 4, but did not approve Proposal 5.
The matters voted upon at the Special Meeting and the results of such voting are further described below.

Proposal 1 – Approval of the issuance of certain shares of common stock in connection with that certain note purchase agreement dated September 4, 2015.

Votes For	Votes Against	Abstain	Broker Non-Votes
17,811,853	2,968,516	130,386	36,487,118
Proposal 1 was approved.

Proposal 2 – Approval of the issuance of certain shares of common stock in connection with that certain Series E preferred stock purchase agreement dated November 4, 2015.

Votes For	Votes Against	Abstain	Broker Non-Votes
17,837,736	2,963,878	109,141	36,487,118
Proposal 2 was approved.

Proposal 3 – Approval of the issuance of certain shares of common stock in connection with that certain equity line purchase agreement dated November 10, 2015.

Votes For	Votes Against	Abstain	Broker Non-Votes
17,798,140	3,012,859	99,756	36,487,118
Proposal 3 was approved.

Proposal 4 – Approval of the issuance of certain shares of common stock and options to a consultant as compensation in connection with that certain consulting agreement dated October 23, 2015.

Votes For	Votes Against	Abstain	Broker Non-Votes
17,720,685	3,098,731	91,339	36,487,118

Proposal 4 was approved.

Proposal 5 - To approve an amendment to the Company’s certificate of incorporation to increase the authorized shares of common stock.

Votes For	Votes Against	Abstain	Broker Non-Votes
42,233,643	14,869,961	294,269	—

Proposal 5 was not approved.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

3.1 Third Amendment, dated December 15, 2015, to Second Amended and Restated Bylaws

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENT SOLAR TECHNOLOGIES, INC.

December 18, 2015	By:	/s/ Victor Lee
	Name:	Victor Lee
	Title:	Chief Executive Officer